UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4939 Directors Place San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 652-6500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

SIGNATURE

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b)      On March 31, 2008, Denis Hickey resigned as Chief Financial Officer of Ardea Biosciences, Inc. (the “Company”), effective April 1, 2008.
     Mr. Hickey served as the Company’s Chief Financial Officer since August 24, 2005. He is a founding principal of Hickey & Hill, Inc., the firm that managed the Company’s day to day operations as a shell company between June 2005 and December 2006, when the Company started its current business with a new management team. Mr. Hickey provided his services to the Company on a consulting basis pursuant to an agreement between the Company and Hickey & Hill, Inc. dated June 20, 2005, as amended. Under the agreement, Hickey & Hill, Inc. received a monthly fee for its services that covered Mr. Hickey’s base salary and Mr. Hickey was eligible for additional performance bonuses and equity grants under the Company’s stock option plan. That agreement expired by its terms in June 2007. Mr. Hickey and the Company agreed to extend his engagement on the same terms to continue assisting the Company in its transition for a period to be determined by the mutual agreement of the parties. The Company and Mr. Hickey agreed to terminate the engagement effective April 1, 2008 in anticipation of the Company’s appointment of a new Chief Financial Officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: April 1, 2008	/s/ Barry D. Quart
Barry D. Quart, Pharm. D
Chief Executive Officer